Exhibit 99.1
Summary Wabash National Historical Consolidated and Unaudited Pro Forma Consolidated Financial Data
The following table sets forth summary consolidated historical financial data of Wabash National Corporation (“Wabash National”) (1) as of, and for the years ending, December 31, 2016, 2015, and 2014 and (2) as of and for the six months ended June 30, 2017 and 2016, and sets forth summary unaudited pro forma financial data as of and for twelve months ended June 30, 2017. This summary consolidated historical financial data has been derived from our audited consolidated financial statements and unaudited interim consolidated financial statements.
The summary unaudited pro forma consolidated financial data were derived from the unaudited pro forma consolidated financial statements.
The summary unaudited pro forma consolidated financial data should be read in conjunction with Wabash National’s unaudited pro forma consolidated financial information and related notes. The following information should also be read together with the historical audited consolidated financial statements and related notes and unaudited interim consolidated financial statements and related notes. The pro forma adjustments have been prepared as if the transactions described in the footnotes, including the acquisition of Supreme Industries, Inc. (the “Acquisition”) and the offering of  $325 million in aggregate principal amount of senior unsecured notes due 2025 (the “offering”), had taken place on June 30, 2017 in the case of the pro forma balance sheets provided. In the case of the pro forma statements of operations for the twelve months ending June 30, 2017, pro forma adjustments have been prepared as if the transactions described in the footnotes had taken place on January 1, 2016. The summary historical consolidated financial data presented may not be indicative of future performance.
	Pro Forma for Transaction	Historical Wabash National
	Twelve Months Ended June 30,	Six Months Ended June 30,		Years Ended December 31,
	2017(1)	2017	2016	2016	2015	2014
	(unaudited)	(unaudited)	(unaudited)
	(Dollars in thousands, except per share data)
Statement of Comprehensive Income Data:
Net sales	$2,020,030	$798,619	$919,114	$1,845,444	$2,027,489	$1,863,315
Cost of sales	1,676,838	671,584	748,524	1,519,910	1,724,046	1,630,681
Gross profit	$343,192	$127,035	$170,590	$325,534	$303,443	$232,634
SG&A expenses	138,309	49,506	51,893	101,399	100,728	88,370
Amortization of intangibles	26,159	8,597	9,978	19,940	21,259	21,878
Other operating expenses	—	—	1,663	1,663	1,087	—
Income from operations	$178,724	$68,932	$107,056	$202,532	$180,369	$122,386
Interest expense	(32,925)	(5,878)	(8,032)	(15,663)	(19,548)	(22,165)
Other income (expense), net	854	1,657	(604)	(1,452)	2,490	(1,759)
Income before income taxes	$146,653	$64,711	$98,420	$185,417	$163,311	$98,462
Income tax expense (benefit)	49,647	21,593	35,365	65,984	59,022	37,532
Net income	$97,006	$43,118	$63,055	$119,433	$104,289	$60,930
Other Operating Data:
Operating EBITDA(2)	$238,323	91,371	132,572	253,003	229,464	169,048
Operating EBITDA as % of net sales(2)	11.8%	11.4%	14.4%	13.7%	11.3%	9.1%
Interest expense(3)	$32,925
Interest expense ratio(4)	7.2x
Total debt(5)	$560,424
Net debt(5)	$405,546
Total leverage ratio(6)	2.4x
Net leverage ratio(7)	1.7x
Balance Sheet Data (at period end):
Working capital(8)	$276,561	$274,886	$356,306	$314,791	$318,430	$298,802
Total assets	$1,341,524	$932,411	$986,593	$898,733	$949,670	$928,651
Total debt and capital leases	$554,157	$233,519	$282,548	$237,836	$315,633	$332,527
Stockholders’ equity	$471,761	$473,450	$482,240	$472,391	$439,811	$390,832

(1)
The financial information for Supreme Industries is based on a 52- or 53-week fiscal year ending the last Saturday in December. As a result, the historical unaudited pro forma consolidated statements of operations for the twelve months ended June 30, 2017 contained 52-weeks for the period ending July 1, 2017. The historical unaudited pro forma consolidated balance sheet as of June 30, 2017, for Supreme Industries has been prepared as of July 1, 2017.

(2)
The following unaudited tables set forth reconciliations of net income to Operating EBITDA for the periods presented:

	Pro Forma for Transaction	Historical Wabash National
	Twelve Months Ended June 30	Six Months Ended June 30,		Years Ended December 31,
	2017	2017	2016	2016	2015	2014
	(unaudited)	(unaudited)	(unaudited)
	(Dollars in thousands)
Net Income	$97,006	$43,118	$63,055	$119,433	$104,289	$60,930
Interest Expense	32,925	5,878	8,032	15,663	19,548	22,165
Income Tax Expense	49,647	21,593	35,365	65,984	59,022	37,532
Depreciation & Amortization	46,728	17,009	18,151	36,770	37,998	38,829
Stock Based Compensation	12,872	5,430	5,702	12,038	10,010	7,833
Impairment of goodwill and other intangibles	—	—	1,663	1,663	1,087	—
Other Non-Operating Expenses (Income)	(855)	(1,657)	604	1,452	(2,490)	1,759
Operating EBITDA	$238,323	$91,371	$132,572	$253,003	$229,464	$169,048

(3)
Represents interest expense on a pro forma basis for the twelve months ended June 30, 2017, calculated using an assumed interest rate for the notes.

(4)
Represents the ratio of pro forma Operating EBITDA to interest expense for the twelve months ended June 30, 2017.

(5)
Net debt is equal to total debt (which is calculated assuming the notes are issued at par and before discounts for initial issuance costs) less cash and cash equivalents on a pro forma basis as of June 30, 2017.

(6)
Represents the ratio of pro forma total debt as of June 30, 2017 to pro forma Operating EBITDA for the twelve months then ended.

(7)
Represents the ratio of pro forma net debt as of June 30, 2017 to pro forma Operating EBITDA for the twelve months then ended.

(8)
Represents the pro forma Current Assets less the pro forma Current Liabilities of Wabash National and Supreme Industries combined adjusted to reflect the impact of the Transactions. See “Unaudited Pro Forma Consolidated Financial Information” and related notes.

Summary Supreme Industries Consolidated Historical Financial Information
The following table sets forth summary consolidated historical financial information of Supreme Industries, Inc. (“Supreme Industries”) (1) as of, and for the fiscal years ending, December 31, 2016, December 26, 2015 and December 27, 2014 and (2) as of and for the six months ended July 1, 2017 and June 25, 2016. This summary consolidated historical financial information is based on a 52- or 53-week fiscal year ending the last Saturday in December and has been derived from Supreme Industries’ audited consolidated financial statements and unaudited interim consolidated financial statements filed with the SEC.
The summary historical consolidated financial data presented may not be indicative of future performance.
	Six Months Ended		Fiscal Years Ended
	July 1, 2017	June 25, 2016	2016	2015	2014
	(unaudited)	(unaudited)
	(Dollars in thousands, except per share data)
Consolidated Statement of Continuing Operations Data:
Net sales	$164,140	$162,322	$298,972	$278,425	$236,309
Income from continuing operations	8,165	12,056	19,037	12,875	8,470
Income from continuing operations per share:
Basic earnings per share	0.48	0.71	1.12	0.77	0.52
Diluted earnings per share	0.48	0.70	1.11	0.76	0.50
Cash dividends paid per common share	0.370	0.365	0.400	0.110	0.025
Other Operating Data:
Operating EBITDA(1)	$14,140	$20,257	$32,632	$22,977	$16,432
Operating EBITDA as % of net sales(1)	8.6%	12.5%	10.9%	8.3%	7.0%
Consolidated Balance Sheet Data (at period end):
Working capital	$69,413	$62,767	$58,165	$51,903	$43,632
Total assets	139,530	132,622	133,969	121,120	108,905
Total Debt	7,167	8,000	7,500	8,333	9,000
Stockholders’ equity	108,883	99,837	101,731	88,588	81,032

(1)
The following unaudited tables set forth reconciliations of net income to Operating EBITDA for the periods presented:

	Historical Supreme Industries
	Six Months Ended		Fiscal Years Ended
	July 1, 2017	June 25, 2016	2016	2015	2014
	(unaudited)	(unaudited)
	(Dollars in thousands)
Net Income from Continuing Operations	$8,165	$12,056	$19,037	$12,875	$8,470
Interest Expense (Income)	479	146	459	89	526
Income Tax Expense	3,339	6,056	9,407	6,319	4,001
Depreciation & Amortization	1,526	1,583	3,124	3,284	3,441
Stock Based Compensation	641	473	939	778	488
Impairment of goodwill and other intangibles	—	—	—	—	—
Other Non-Operating Expenses (Income)	(10)	(57)	(334)	(368)	(494)
Operating EBITDA	$14,140	$20,257	$32,632	$22,977	$16,432

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Wabash National announced its intent to acquire Supreme Industries for total cash consideration of approximately $360.4 million on August 8, 2017. Wabash National intends to finance the Acquisition by issuing $325.0 million principal amount of notes offered hereby and available cash and cash equivalents.
The following unaudited pro forma consolidated financial statements are based on Wabash National’s historical consolidated financial statements and Supreme Industries historical consolidated financial statements as adjusted to give effect to the Acquisition and the offering. The unaudited pro forma consolidated statements of operations for the six months and twelve ended June 30, 2017 and the twelve months ended December 31, 2016 have been prepared as if the transaction had taken place on January 1, 2016. The unaudited pro forma consolidated balance sheet as of June 30, 2017 has been prepared as if the transaction had taken place on June 30, 2017.
The financial information for Supreme Industries is based on a 52- or 53-week fiscal year ending the last Saturday in December. As a result, the fiscal year ended December 31, 2016 contained 53 weeks and the historical unaudited pro forma consolidated statements of operations for the six and twelve months ended June 30, 2017 contains 26-weeks and 52-weeks, respectively, for the period ending July 1, 2017. The historical unaudited pro forma consolidated balance sheet as of June 30, 2017 for Supreme Industries has been prepared as of July 1, 2017.
Assumptions and estimates underlying the pro forma adjustments are described in the notes below, which should be read in conjunction with the unaudited pro forma consolidated financial statements. Because the pro forma financial statements have been prepared based upon preliminary estimates and assumptions, the final amounts recorded may differ materially from the information presented in the notes below. These estimates and assumptions are subject to change pending further review of the assets to be acquired and liabilities to be assumed, and as additional information becomes available. The final purchase price allocation will be determined after the Acquisition is completed.
The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations reflect the following transactions as if they occurred at the dates noted above:
•
the Acquisition for a cash purchase price of  $360.4 million and the repayment of Supreme Industries’ outstanding indebtedness;

•
the issuance of  $325.0 million principal amount of notes offered hereby; and

•
the payment of estimated costs of issuances of the notes.

Wabash National Corporation
Unaudited Pro Forma Consolidated Balance Sheet
(Dollars in thousands)
	As of June 30, 2017
	Wabash Historical	Supreme Historical	Adjustments	Pro forma
Cash and cash equivalents	$178,633	$24,828	$320,638(a)	$154,878
			(369,221)(b)
Investments	—	4,152	—	4,152
Accounts receivable	122,978	33,446	—	156,424
Inventories	199,276	30,692	1,296(c)	231,264
Prepaid expenses & other	19,198	4,931	—	24,129
Total current assets	$520,085	$98,049	$(47,287)	$570,847
Property, plant and equipment	136,299	41,481	8,519(d)	186,299
Deferred income taxes	20,285	—	—	20,285
Goodwill	148,268	—	208,351(f)	356,619
Intangible assets	85,909	—	100,000(e)	185,909
Other assets	21,565	—	—	21,565
Total assets	$932,411	$139,530	$269,583	$1,341,524
Current portion of long-term debt	45,822	7,014	(7,014)(b)	45,822
Current portion of capital lease obligations	427	—	—	427
Accounts payable	109,595	10,937	—	120,532
Other accrued liabilities	89,355	10,685	27,465(g)	127,505
Total current liabilities	$245,199	$28,636	$20,451	$294,286
Long-term debt	186,098	—	320,638(a)	506,736
Capital lease obligations	1,172	—	—	1,172
Deferred income taxes	486	2,011	39,067(h)	41,564
Other noncurrent liabilities	26,006	—	—	26,006
Common stock	737	1,874	(1,874)(i)	737
Additional paid-in capital	648,614	75,647	(75,647)(i)	648,614
Retained earnings	38,930	46,917	(46,917)(i)	37,241
			(1,689)(b)
Accumulated other comprehensive loss	(2,076)	(62)	62(i)	(2,076)
Treasury stock	(212,755)	(15,493)	15,493(i)	(212,755)
Total Stockholders equity	$473,450	$108,883	$(110,572)	$471,761
Total liabilities and stockholders equity	$932,411	$139,530	$269,583	$1,341,524

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements

Wabash National Corporation
Unaudited Pro Forma Consolidated Statements of Operations
(Dollars in thousands, except per share)
	Twelve months ended December 31, 2016
	WNC Historical	STS Historical	Adjustments	Pro Forma
Net sales	$1,845,444	$298,972	$(5,012)(l)	$2,139,404
Cost of sales	1,519,910	231,860	(5,012)(l)	1,747,183
			425(d)
Gross profit	$325,534	$67,112	$(425)	$392,221
General and administrative expenses	74,129	26,438		100,567
Selling expenses	27,270	12,105		39,375
Amortization of intangibles	19,940	—	7,600(j)	27,540
Other operating expenses (income)	1,663	(334)	334(o)	1,663
Income from operations	$202,532	$28,903	$(8,359)	$223,076
Other income (expense)
Interest expense	(15,663)	(459)	(18,623)(k)	(34,745)
Other, net	(1,452)	—	(157)(m)	(1,275)
			334(o)
Income before income taxes	$185,417	$28,444	$(26,805)	$187,056
Income tax expense	65,984	9,407	(9,543)(n)	65,848
Net income	$119,433	$19,037	$(17,262)	$121,208
Net income per share:
Basic	$1.87			$1.90
Diluted	$1.82			$1.84

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements

Wabash National Corporation
Unaudited Pro Forma Consolidated Statements of Operations
(Dollars in thousands, except per share)
	Six months ended June 30, 2017
	WNC Historical	STS Historical	Adjustments	Pro Forma
Net sales	$798,619	$164,140	$(4,921)(l)	$957,838
Cost of sales	671,584	132,041	(4,921)(l)	798,917
			213(d)
Gross profit	$127,035	$32,099	$(213)	$158,921
General and administrative expenses	37,436	13,630		51,066
Selling expenses	12,070	6,497		18,567
Amortization of intangibles	8,597	—	3,800(j)	12,397
Other operating expenses (income)	—	(10)	10(o)	—
Income from operations	$68,932	$11,982	$(4,023)	$76,891
Other income (expense)
Interest expense	(5,878)	(478)	(9,314)(k)	(15,670)
Other, net	1,657	—	(164)(m)	1,503
			10(o)
Income before income taxes	$64,711	$11,504	$(13,491)	$62,724
Income tax expense	21,593	3,339	(4,502)(n)	20,430
Net income	$43,118	$8,165	$(8,989)	$42,294
Net income per share:
Basic	$0.72			$0.70
Diluted	$0.68			$0.67

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements

Wabash National Corporation
Unaudited Pro Forma Consolidated Statements of Operations
(Dollars in thousands, except per share)
	Last Twelve Months ended June 30, 2017
	WNC Historical	STS Historical	Adjustments	Pro Forma
Net sales	$1,724,949	$300,790	$(5,709)(l)	$2,020,030
Cost of sales	1,442,970	239,152	(5,709)(l)	1,676,838
			425(d)
Gross profit	$281,979	$61,638	$(425)	$343,192
General and administrative expenses	73,678	26,691		100,369
Selling expenses	25,334	12,606		37,940
Amortization of intangibles	18,559	—	7,600(j)	26,159
Other operating expenses (income)	—	(287)	287(o)	—
Income from operations	$164,408	$22,628	$(8,312)	$178,724
Other income (expense)
Interest expense	(13,509)	(791)	(18,625)(k)	(32,925)
Other, net	809	—	(242)(m)	854
			287(o)
Income before income taxes	$151,708	$21,837	$(26,892)	$146,653
Income tax expense	52,212	6,690	(9,255)(n)	49,647
Net income	$99,496	$15,147	$(17,637)	$97,006
Net income per share:
Basic	$1.62			$1.58
Diluted	$1.55			$1.51

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1. Basis of Presentation and Financing Transaction
The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to the pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma consolidated statements of operations, expected to have a continuing impact to the combined results following the business combination.
The business combination was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. As the acquirer for accounting purposes, Wabash National has estimated the fair value of Supreme Industries’ assets acquired and liabilities assumed. The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors. The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the Acquisition.
The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations reflect the following transactions as if they occurred at the dates noted above:
•
the Acquisition for a cash purchase price of  $360.4 million and the repayment of Supreme Industries’ outstanding indebtedness;

•
the issuance of  $325.0 million principal amount notes offered hereby; and

•
the payment of estimated costs of issuances of the notes.

Note 2. Pro Forma Adjustments and Assumptions
The unaudited pro forma adjustments described below are based on assumptions and estimates, which should be read in conjunction with the unaudited pro forma consolidated financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates and assumptions, the final amounts recorded may differ materially from the information presented. These estimates and assumptions are subject to change pending further review of the assets to be acquired and liabilities to be assumed, and as additional information becomes available. The final purchase price allocation will be determined after the acquisition is completed and could differ materially from the preliminary allocations used in the unaudited pro forma consolidated financial statements. The final allocation may include (1) changes to fair value of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, customer and supplier relationships and backlog as well as goodwill and (3) other changes to assets acquired and liabilities assumed.
The following adjustments have been reflected in the unaudited pro forma consolidated financial information:
(a)
Reflects the assumed net proceeds to Wabash National of  $320.6 million from the issuance of $325.0 million principal amount of notes after deducting issuance costs of approximately $4.4 million. These costs will be capitalized and amortized through interest expense over the life of the notes using the effective interest method.

(b)
Reflects the estimated purchase price of Supreme Industries of  $360.4 million, and other acquisition costs of  $1.7 million, inclusive of bridge commitment financing fees, and does not reflect a use of cash to make approximately $27.5 million in change in control payments further described in note (g) of the Notes to the Unaudited Pro Forma Consolidated Financial Statements which are expected to be settled in cash following the closing of the Acquisition. Adjustments also reflect the repayment of Supreme Industries’ outstanding debt of  $7.2 million. Does not reflect cash to be used to pay expected fees and expenses associated with the Acquisition of approximately $10 million.

(c)
Reflects an adjustment to record Supreme Industries inventory at fair value. The estimated fair value of Supreme Industries’ inventory was $32.0 million at July 1, 2017 compared to a carrying value of  $30.7 million resulting in a total increase to inventory of  $1.3 million.

(d)
Reflects the adjustment to increase Supreme Industries’ assets held for sale and property, plant and equipment to fair value, based on preliminary estimates, with the corresponding impact on depreciation expense based on estimated depreciable life of assets.

(e)
Reflects an adjustment to record intangible assets, based on a preliminary appraisal, related to Supreme Industries at fair value consisting of the following (in millions):

June 30, 2017
Trade names & trade marks (20 years)	$36.0
Order backlog (less than 1 year)	6.0
Customer and supplier relationships (10 years)	58.0
Total	$100.0

(f)
Reflects the goodwill arising from the transaction. Goodwill was determined as follows (in millions):

June 30, 2017
Estimated purchase price of Supreme	$360.4
Fair value of liabilities assumed	58.3
Estimated deferred tax liability assumed	39.1
Fair value of assets acquired	(249.3)
Goodwill arising from the transaction	$208.4

(g)
Reflects additional liabilities assumed by Wabash National as a result of the transaction and change of control provisions for management of Supreme Industries including Supreme Industries’ Ownership Transaction Incentive Plan, severance agreements and other cash incentives.

(h)
Reflects the realization of  $39.1 million of deferred tax liabilities generated by the preliminary allocation of the purchase price to identifiable tangible and intangible assets.

(i)
Reflects elimination of Supreme Industries’ historical equity balances.

(j)
Reflects the adjustments for amortization of the intangible assets described in note (e) of the Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(k)
Reflects net change in interest expense as a result of the issuance of the notes using an assumed interest rate. After the consummation of the transactions (as described in Note 1), Wabash National’s outstanding indebtedness on a pro forma basis as of June 30, 2017 will consist of (i) outstanding letters of credit of  $5.4 million on the amended $175.0 million senior secured revolving credit facility that bears interest at LIBOR plus a spread of 150 to 200 basis points, (ii) $188.5 million of borrowings under the senior secured first lien term loan facility that bears interest at LIBOR plus 325 basis points, (iii) $44.9 million of borrowings under the convertible senior notes that bear interest at 3.375% and (iv) $325.0 million of borrowings under the notes offered hereby bearing an assumed interest rate. The individual components of the net change in interest expense are as follows (in millions):

	Twelve months ending December 31, 2016	Six months ending June 30, 2017	Twelve months ending June 30, 2017
Historical interest expense as reported by Wabash	$15.7	$5.9	$13.5
Historical interest expense as reported by Supreme	0.5	0.5	0.8
Total historical interest expense as reported	$16.1	$6.4	$14.3
Less: Removal of Supreme interest expense associated with term loan paid in full at Acquisition	(0.6)	(0.3)	(0.6)
Pro forma interest expense	19.2	9.6	19.2
Pro forma adjusted interest expense	$34.7	$15.7	$32.9
Pro forma adjustment	$18.6	$9.3	$18.6

(l)
Reflects the elimination of sales from Wabash National to Supreme Industries as well as the related cost of sales. No estimated impact to working capital or gross profit on the pro forma consolidated financial statements.

(m)
Reflects net change in interest income as a result of the cash used for the transaction.

(n)
Reflects the adjustments to record income tax expense for the income before income taxes on the pro forma adjustments at an effective tax rate of 35.6% for the twelve month period ending December 31, 2016, 33.4% for the six month period ending June 30, 2017 and 34.4% for the twelve month period ending June 30, 2017.

(o)
Certain reclassifications have been made in the historical Supreme Industries financial statements to conform to Wabash National’s financial statement presentation. These reclassifications have no impact on net income or stockholders’ equity.